SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2004 (August 5, 2004)

Liberty Property Trust
Liberty Property Limited Partnership

(Exact Name of Registrant Specified in Charter)

Maryland	1-13130	23-7768996
Pennsylvania	1-13132	23-2766549

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Valley Stream Parkway
Malvern, PA	19355

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 648-1700

Item 5. Other Events

     On August 5, 2004, Liberty Property Limited Partnership (the “Partnership”) priced a public offering (the “Offering”) of $200,000,000 principal amount (the “Notes”) of its 5.65% Senior Notes due 2014. Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., UBS Securities LLC, Banc of America Securities LLC, SunTrust Capital Markets, Inc. and Wachovia Capital Markets, LLC (collectively, the “Underwriters”) acted as underwriters for the Offering. The Underwriting Agreement relating to the Offering is filed as Exhibit 1.1 to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated August 5, 2004, by and among Liberty Property Trust (the “Trust”), the Partnership and the Underwriters.
12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST
By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Chief Financial Officer

LIBERTY PROPERTY LIMITED PARTNERSHIP
By:	Liberty Property Trust, its sole
General Partner

By:	/s/ George J. Alburger, Jr.
George J. Alburger, Jr.
Chief Financial Officer

Dated: August 6, 2004

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated August 5, 2004, by and among the Trust, the Partnership and the Underwriters.
12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges.

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